EXHIBIT 10.4

CONSULTING AGREEMENT

THIS is dated for reference the 28th day of February, 2015.

BETWEEN:

NEUROKINE PHARMACEUTICALS INC., a British Columbia corporation having an address at 1275 West 6th Avenue, Vancouver, British Columbia V6H 1A6

(the "Company")

AND:

GIORA DAVIDAI having an address at 21 Hampton Lane, New Canaan, CT 06840 USA

(the "Contractor")

A. The Company desires to retain the Contractor to provide services (the "Services") as a business consultant, in regards to the Company's ongoing corporate development; and

B. The Contractor has agreed to provide the Services to the Company on the terms and conditions of this Agreement.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the mutual covenants and promises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each, the parties hereto agree as follows:

ARTICLE 1

APPOINTMENT AND AUTHORITY OF CONTRACTOR

1.1 Appointment of Contractor. The Company hereby appoints the Contractor to perform the Services for the benefit of the Company as hereinafter set forth, and the Company hereby authorizes the Contractor to exercise such powers as provided under this Agreement. The Contractor accepts such appointment on the terms and conditions herein set forth.

1.2 Performance of Services. The Services hereunder have been and shall continue to be provided on the basis of the following terms and conditions:

(a)	the Contractor shall report directly to the Chief Executive Officer and/or President of the Company;

(b)

the Contractor shall faithfully, honestly and diligently serve the Company and cooperate with the Company and utilize maximum professional skill and care to ensure that all services rendered hereunder, including the Services, are to the satisfaction of the Company, acting reasonably, and the Contractor shall provide any other services not specifically mentioned herein, but which by reason of the Contractor's capability the Contractor knows or ought to know to be necessary to ensure that the best interests of the Company are maintained; and

(c)	the Company shall report the results of the Contractor's duties hereunder as may be requested by the Company from time to time.

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1.3 Authority of Contractor. The Contractor shall have no right or authority, express or implied, to commit or otherwise obligate the Company in any manner whatsoever except to the extent specifically provided herein or specifically authorized in writing by the Company.

1.4 Independent Contractor. In performing the Services, the Contractor shall be an independent contractor and not an employee or agent of the Company, except that the Contractor shall be the agent of the Company solely in circumstances where the Contractor must be the agent to carry out its obligations as set forth in this Agreement. Nothing in this Agreement shall be deemed to require the Contractor to provide the Services exclusively to the Company and the Contractor hereby acknowledges that the Company is not required and shall not be required to make any remittances and payments required of employers by statute on the Contractor's behalf and the Contractor or any of its agents shall not be entitled to the fringe benefits provided by the Company to its employees.

ARTICLE 2

CONTRACTOR'S AGREEMENTS

2.1 Regulatory Compliance. The Contractor agrees to comply with all applicable securities legislation and regulatory policies in relation to providing the Services, including but not limited to securities laws of the United States (in particular Regulation FD) and Canada all laws, rules, regulations and policies of the Securities and Exchange Commission of the United States and the British Columbia Securities Commission.

2.2 Prohibition Against Insider Trading. The Contractor hereby acknowledges that the Contractor is aware, and further agrees that the Contractor will advise those of its directors, officers, employees and agents who may have access to Confidential Information, that securities laws of the United States and Canada prohibit any person who has material, non-public information about a company from purchasing or selling securities of such a company or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities.

ARTICLE 3

COMPANY'S AGREEMENTS

3.1 Compensation. The compensation for agreeing to enter into this agreement and providing the Services shall be 100,000,000 common shares in the capital stock of the Company (the "Compensation Shares"). 25,000,000 of the Compensation Shares shall be delivered to the Contractor upon issuance and the remaining 75,000,000 Compensation Shares (the "Escrow Shares") shall be deliverable in three (3) equal parts pursuant to the Escrow Agreement attached hereto as Exhibit "A" and incorporated into this Agreement. Both the Contractor and the Company agree that, in the event of Contractor's resignation or termination as a Contractor of the Company, the Company may cancel any undelivered Compensation shares in accordance with the Escrow Agreement as attached hereto as Exhibit "A". The issuance of the Compensation Shares shall be subject to the Contractor executing a subscription agreement in a form acceptable to the Company.

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3.2 Information. Subject to the terms of this Agreement, including without limitation Article 5 hereof, and provided that the Contractor agrees that it will not disclose any material non-public information to any person or entity, the Company shall make available to the Contractor such information and data and shall permit the Contractor to have access to such documents as are reasonably necessary to enable it to perform the Services under this Agreement. The Company also agrees that it will act reasonably and promptly in reviewing materials submitted to it from time to time by the Contractor and inform the Contractor of any material inaccuracies or omissions in such materials.

3.3 Directorship. Upon the availability of the Contractor to serve as a director of the Company, the Company will make the necessary arrangements for Contractor's appointment as a director, in accordance with the Business Corporations Act (British Columbia) and the Articles of the Company.

ARTICLE 4

DURATION, TERMINATION AND DEFAULT

4.1 Effective Date. This Agreement shall become effective as of the date written above (the "Effective Date"), and shall continue for a period of one year, (the "Term"), renewable at the option of the parties or until earlier terminated pursuant to the terms of this Agreement.

4.2 Termination. Without prejudicing any other rights that the Company may have hereunder or at law or in equity, the Company may terminate this Agreement immediately upon delivery of written notice to the Contractor if:

(a)	the Contractor breaches section 2.1 of this Agreement;

(b)

the Contractor breaches any other material term of this Agreement and such breach is not cured to the reasonable satisfaction of the Company within thirty (30) days after written notice describing the breach in reasonable detail is delivered to the Contractor;

(c)

the Company acting reasonably determines that the Contractor has acted, is acting or is likely to act in a manner detrimental to the Company or has violated or is likely to violate the confidentiality of any information as provided for in this Agreement;

(d)	the Contractor is unable or unwilling to perform the Services under this Agreement in a timely fashion, or

(e)	the Contractor commits fraud, serious neglect or misconduct in the discharge of the Services.

4.3 Duties Upon Termination. Upon termination of this Agreement for any reason, the Contractor shall upon receipt of all sums due and owing, promptly deliver the following in accordance with the directions of the Company:

(a)	a final accounting, reflecting the balance of expenses incurred on behalf of the Company as of the date of termination; and

(b)

all documents pertaining to the Company or this Agreement, including but not limited to, all books of account, correspondence and contracts, provided that the Contractor shall be entitled thereafter to inspect, examine and copy all of the documents which it delivers in accordance with this provision at all reasonable times upon three (3) days' notice to the Company.

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4.4 Compensation of Contractor on Termination. Upon termination of this Agreement pursuant to section 4.2, the Contractor shall be entitled to receive as its full and sole compensation in discharge of obligations of the Company to the Contractor under this Agreement all sums due and payable under this Agreement to the date of termination and the Contractor shall have no right to receive any further payments; provided, however, that the Company shall have the right to offset against any payment owing to the Contractor under this Agreement any damages, liabilities, costs or expenses suffered by the Company by reason of the fraud, negligence or wilful act of the Contractor, to the extent such right has not been waived by the Company. If the Company elects to terminate this Agreement otherwise than pursuant to section 4.2, the Contractor shall be entitled to all sums due and payable to the Contractor until the expiration of the Term.

ARTICLE 5

CONFIDENTIALITY AND NON-COMPETITION

5.1 Maintenance of Confidential Information. The Contractor acknowledges that in the course of its appointment hereunder the Contractor will, either directly or indirectly, have access to and be entrusted with information (whether oral, written or by inspection) relating to the business of the Company, or its respective affiliates, associates or customers (the "Confidential Information"). For the purposes of this Agreement, "Confidential Information" includes, without limitation, any and all Developments (as defined herein), trade secrets, inventions, innovations, techniques, processes, formulas, drawings, designs, products, systems, creations, improvements, documentation, data, specifications, technical reports, customer lists, supplier lists, distributor lists, distribution channels and methods, retailer lists, reseller lists, employee information, financial information, sales or marketing plans, competitive analysis reports and any other thing or information whatsoever, whether copyrightable or uncopyrightable or patentable or unpatentable. The Contractor acknowledges that the Confidential Information constitutes a proprietary right, which the Company is entitled to protect. Accordingly the Contractor covenants and agrees that during the Term and thereafter until such time as all the Confidential Information becomes publicly known and made generally available through no action or inaction of the Contractor, the Contractor will keep in strict confidence the Confidential Information and shall not, without prior written consent of the Company in each instance, disclose, use or otherwise disseminate the Confidential Information, directly or indirectly, to any third party.

5.2 Exceptions. The general prohibition contained in Section 5.1 against the unauthorized disclosure, use or dissemination of the Confidential Information shall not apply in respect of any Confidential Information that:

(a)	is available to the public generally in the form disclosed;

(b)	becomes part of the public domain through no fault of the Contractor;

(c)	is already in the lawful possession of the Contractor at the time of receipt of the Confidential Information; or

(d)

is compelled by applicable law to be disclosed, provided that the Contractor gives the Company prompt written notice of such requirement prior to such disclosure and provides assistance in obtaining an order protecting the Confidential Information from public disclosure.

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5.3 Developments. Any information, data, work product or any other thing or documentation whatsoever which the Contractor, either by itself or in conjunction with any third party, conceives, makes, develops, acquires or acquires knowledge of during the Contractor's appointment with the Company or which the Contractor, either by itself or in conjunction with any third party, shall conceive, make, develop, acquire or acquire knowledge of (collectively the "Developments") during the Term or at any time thereafter during which the Contractor is engaged by the Company that is related to the business of the Company shall automatically form part of the Confidential Information and shall become and remain the sole and exclusive property of the Company. Accordingly, the Contractor does hereby irrevocably, exclusively and absolutely assign, transfer and convey to the Company in perpetuity all worldwide right, title and interest in and to any and all Developments and other rights of whatsoever nature and kind in or arising from or pertaining to all such Developments created or produced by the Contractor during the course of performing this Agreement, including, without limitation, the right to effect any registration in the world to protect the foregoing rights. The Company shall have the sole, absolute and unlimited right throughout the world, therefore, to protect the Developments by patent, copyright, industrial design, trademark or otherwise and to make, have made, use, reconstruct, repair, modify, reproduce, publish, distribute and sell the Developments, in whole or in part, or combine the Developments with any other matter, or not use the Developments at all, as the Company sees fit.

5.4 Protection of Developments. The Contractor does hereby agree that, both before and after the termination of this Agreement, the Contractor shall perform such further acts and execute and deliver such further instruments, writings, documents and assurances (including, without limitation, specific assignments and other documentation which may be required anywhere in the world to register evidence of ownership of the rights assigned pursuant hereto) as the Company shall reasonably require in order to give full effect to the true intent and purpose of the assignment made under Section 5.3 hereof. If the Company is for any reason unable, after reasonable effort, to secure execution by the Contractor on documents needed to effect any registration or to apply for or prosecute any right or protection relating to the Developments, the Contractor hereby designates and appoints the Company and its duly authorized officers and agents as the Contractor's agent and attorney to act for and in the Contractor's behalf and stead to execute and file any such document and do all other lawfully permitted acts necessary or advisable in the opinion of the Company to effect such registration or to apply for or prosecute such right or protection, with the same legal force and effect as if executed by the Contractor.

5.5 Remedies. The parties to this Agreement recognize that any violation or threatened violation by the Contractor of any of the provisions contained in this Article 5 will result in immediate and irreparable damage to the Company and that the Company could not adequately be compensated for such damage by monetary award alone. Accordingly, the Contractor agrees that in the event of any such violation or threatened violation, the Company shall, in addition to any other remedies available to the Company at law or in equity, be entitled as a matter of right to apply to such relief by way of restraining order, temporary or permanent injunction and to such other relief as any court of competent jurisdiction may deem just and proper.

5.6 Reasonable Restrictions. The Contractor agrees that all restrictions in this Article 5 are reasonable and valid, and all defenses to the strict enforcement thereof by the Company are hereby waived by the Contractor.

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ARTICLE 6

DEVOTION TO CONTRACT

6.1 Devotion to Contract. During the term of this Agreement, the Contractor shall devote sufficient time, attention, and ability to the business of the Company, and to any associated company, as is reasonably necessary for the proper performance of the Services pursuant to this Agreement. Nothing contained herein shall be deemed to require the Contractor to devote its exclusive time, attention and ability to the business of the Company. During the term of this Agreement, the Contractor shall, and shall cause each of its agents assigned to performance of the Services on behalf of the Contractor, to:

(a)	at all times perform the Services faithfully, diligently, to the best of its abilities and in the best interests of the Company;

(b)	devote such of its time, labour and attention to the business of the Company as is necessary for the proper performance of the Services hereunder; and

(c)	refrain from acting in any manner contrary to the best interests of the Company or contrary to the duties of the Contractor as contemplated herein.

6.2 Other Activities. The Contractor shall not be precluded from acting in a function similar to that contemplated under this Agreement for any other person, firm or company.

ARTICLE 7

MISCELLANEOUS

7.1 Notices. All notices required or allowed to be given under this Agreement shall be made either personally by delivery to or by facsimile transmission to the address as hereinafter set forth or to such other address as may be designated from time to time by such party in writing:

(a) in the case of the Company, to:

Neurokine Pharmaceuticals Inc.

1275 West 6th Avenue

Vancouver BC V6H 1A6

Attention: President

(b) and in the case of the Contractor to:

Giora Davidai

21 Hampton Lane

New Canaan, CT 06840 USA

7.2 Independent Legal Advice. The Contractor acknowledges that:

(a)	this Agreement was prepared for and by the Company;

(b)	the Contractor has been requested to obtain its own independent legal advice on this Agreement prior to signing this Agreement;

(c)	the Contractor has been given adequate time to obtain independent legal advice;

(d)	by signing this Agreement, the Company confirms that he fully understands this Agreement; and

(e)	by signing this Agreement without first obtaining independent legal advice, the Contractor waives its right to obtain independent legal advice.

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7.3 Change of Address. Any party may, from time to time, change its address for service hereunder by written notice to the other party in the manner aforesaid.

7.4 Entire Agreement. As of from the date hereof, any and all previous agreements, written or oral between the parties hereto or on their behalf relating to the appointment of the Contractor by the Company are null and void. The parties hereto agree that they have expressed herein their entire understanding and agreement concerning the subject matter of this Agreement and it is expressly agreed that no implied covenant, condition, term or reservation or prior representation or warranty shall be read into this Agreement relating to or concerning the subject matter hereof or any matter or operation provided for herein.

7.5 Further Assurances. Each party hereto will promptly and duly execute and deliver to the other party such further documents and assurances and take such further action as such other party may from time to time reasonably request in order to more effectively carry out the intent and purpose of this Agreement and to establish and protect the rights and remedies created or intended to be created hereby.

7.6 Waiver. No provision hereof shall be deemed waived and no breach excused, unless such waiver or consent excusing the breach is made in writing and signed by the party to be charged with such waiver or consent. A waiver by a party of any provision of this Agreement shall not be construed as a waiver of a further breach of the same provision.

7.7 Amendments in Writing. No amendment, modification or rescission of this Agreement shall be effective unless set forth in writing and signed by the parties hereto.

7.8 Assignment. Except as herein expressly provided, the respective rights and obligations of the Contractor and the Company under this Agreement shall not be assignable by either party without the written consent of the other party and shall, subject to the foregoing, enure to the benefit of and be binding upon the Contractor and the Company and their permitted successors or assigns. Nothing herein expressed or implied is intended to confer on any person other than the parties hereto any rights, remedies, obligations or liabilities under or by reason of this Agreement.

7.9 Severability. In the event that any provision contained in this Agreement shall be declared invalid, illegal or unenforceable by a court or other lawful authority of competent jurisdiction, such provision shall be deemed not to affect or impair the validity or enforceability of any other provision of this Agreement, which shall continue to have full force and effect.

7.10 Headings. The headings in this Agreement are inserted for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

7.11 Number and Gender. Wherever the singular or masculine or neuter is used in this Agreement, the same shall be construed as meaning the plural or feminine or a body politic or corporate and vice versa where the context so requires.

7.12 Time. Time shall be of the essence of this Agreement. In the event that any day on or before which any action is required to be taken hereunder is not a business day, then such action shall be required to be taken at or before the requisite time on the next succeeding day that is a business day. For the purposes of this Agreement, "business day" means a day which is not Saturday or Sunday or a statutory holiday in British Columbia, Canada.

7.13 Enurement. This Agreement is intended to bind and enure to the benefit of the Company, its successors and assigns, and the Contractor and the personal legal representatives of the Contractor.

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7.14 Counterparts. This Agreement may be executed in several counterparts, each of which will be deemed to be an original and all of which will together constitute one and the same instrument.

7.15 Electronic Means. Delivery of an executed copy of this Agreement by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy will be deemed to be execution and delivery of this Agreement as of the effective date of this Agreement.

7.16 Proper Law. This Agreement will be governed by and construed in accordance with the law of British Columbia. The parties hereby attorn to the jurisdiction of the Courts in the Province of British Columbia.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

NEUROKINE PHARMACEUTICALS INC.

Per:	/s/ BJ Bormann
Authorized Signatory

/s/ Giora Davidai
Giora Davidai

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EXHIBIT "A"

ESCROW AGREEMENT

THIS made as of 28th day of February, 2015

AMONG:

Giora Davidai, having an address at 21 Hampton Lane, New Canaan, CT 06840 USA.

(the “Consultant”)

OF THE FIRST PART

AND:

NEUROKINE PHARMACEUTICALS INC., a corporation of the province of British Columbia with offices at 1275 West 6th Avenue, Vancouver, British Columbia, Canada V6H 1A6.

(the “Company”)

OF THE SECOND PART

AND:

W.L. MACDONALD LAW CORPORATION

(the “Escrow Agent”)

OF THE THIRD PART

WITNESSES THAT WHEREAS:

C. pursuant to the Consulting Agreement (the “Consulting Agreement”) dated February 28, 2015 entered into between the Consultant and the Company, the Consultant has agreed to acquire, and the Company has agreed to issue to the Consultant, 100,000,000 common shares (the “Compensation Shares”) in the capital stock of the Company;

D. the parties have agreed to place 75,000,000 of the Compensation Shares into escrow, to be release in accordance with the terms of this Agreement;

E. the Consultant and the Company desire to appoint the Escrow Agent, and the Escrow Agent has agreed to act as escrow agent to hold the Escrow Shares in accordance with the terms hereof.

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THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties covenant and agree as follows:

ARTICLE 8

DEFINITIONS AND INTERPRETATION

8.1 Wherever used in this Agreement, unless the context otherwise requires, the following words and terms will have the meanings shown:

(a)	“Agreement” means this Escrow Agreement and any amendments to it;

(b)	“Company” means Neurokine Pharmaceuticals Inc.;

(c)	“Escrow Agent” means W.L. Macdonald Law Corporation;

(d)	“Escrow Documents” means:

(i)	the Escrow Shares as represented by three share certificates (each a “Share Certificate”) representing the Escrow Shares in equal amounts;

(ii)

the three stock transfer powers of attorney (each a “Stock Power”) (as attached hereto as Schedule 1) duly executed and endorsed in blank for transfer, to authorize the transfer of the Shares from the Consultant to the Company upon evidence that the Consulting Agreement has been terminated pursuant to the terms therein from the Company; and

(iii)	such other documents required by the transfer agent of the Company to effect the cancellation of the Shares;

(e)	“Consulting Agreement” means the definitive Consulting Agreement dated February 28, 2015 between the Consultant and the Company; and

(f)

“Escrow Shares” means 75,000,000 fully paid and non-assessable common shares in the capital stock of the Company to be registered in the name of the Consultant or its designees issued pursuant to the Consulting Agreement.

8.2 In this Agreement:

(a)	the headings have been inserted for convenience of reference only and in no way define, limit, or enlarge the scope or meaning of the provisions of this Agreement;

(b)	all references to any party, whether a party to this Agreement or not, will be read with such changes in number and gender as the context or reference requires; and

(c)	when the context hereof makes it possible, the word “person” includes in its meaning any firm and any body corporate or politic.

ARTICLE 9

ESCROW

9.1 The Company and the Consultant hereby appoint the Escrow Agent to act as escrow agent pursuant to the terms of this Agreement. The Escrow Agent hereby accepts the appointment.

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9.2 The Company and the Consultant will, as soon as practicable following execution of this Agreement and the Consulting Agreement (and any documents incorporated therein), deliver the Escrow Documents to the Escrow Agent and the Escrow Agent will hold the Escrow Documents in escrow subject to the terms and conditions of this Agreement.

9.3 The Consultant and the Company hereby irrevocably direct the Escrow Agent to retain the Escrow Documents and not to cause anything to be done to release the same from Escrow except in accordance with this Agreement.

ARTICLE 10

RELEASE FROM ESCROW

10.1 The Escrow Agent will hold the Escrow Documents in escrow until they are released from escrow as follows:

(a)	Subject to below sub-section (b), the Escrow Agent shall release the Escrow Documents to the Consultant in accordance with the following schedule:

(i)	1/3 of the Escrow Documents (being 1 Share Certificate and 1 Stock Power) shall be released six (6) months after the date of this Agreement;

(ii)	1/3 of the Escrow Documents (being 1 Share Certificate and 1 Stock Power) shall be released twelve (12) months after the date of this Agreement; and

(iii)	1/3 of the Escrow Documents (being 1 Share Certificate and 1 Stock Power) shall be released twenty-four (24) months after the date of this Agreement.

The Company or the Consultant shall be responsible to provide to the Escrow Agent written notice to release the applicable Escrow Documents upon occurrence of each of the above milestones.

(b)	Notwithstanding above subsection (a), if the Company delivers to the Escrow Agent, in a form satisfactory to the Escrow Agent:

(i)

a statutory declaration made by a duly authorized officer of the Company declaring that the Consultant has resigned as a Consultant of the Company or has been duly dismissed as a consultant of the Company in accordance with the Consultant Agreement,

Then, upon receipt of such statutory declaration, the Escrow Agent shall deliver to the Company all Escrow Documents not due for release pursuant to above sub-section (a).

(c)

Notwithstanding anything to contrary herein, if during the term of this Agreement the Escrow Agent receives an order of a court of competent jurisdiction, the Escrow Agent will hold the Escrow Documents pending the final adjudication of the respective rights of the Consultant and the Company by a court of competent jurisdiction, and will release the Escrow Documents to whom the court of competent jurisdiction so declares; or if the Escrow Agent receives, prior to such final adjudication, joint written instructions from the Consultant and the Company respecting the Escrow Documents, the Escrow Agent will forward the Escrow Documents to whom the joint written instructions so instruct.

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ARTICLE 11

DEALING WITH ESCROWED SHARES.

11.1 Restriction on Transfer. The Consultant will not encumber, sell, deal in, assign, transfer in any manner whatsoever or agree to sell, deal in, assign or transfer in any manner whatsoever, any of the Shares held in escrow or beneficial ownership of or any interest in them. The Escrow Agent will not accept or acknowledge any transfer, assignment, declaration of trust or any other documents evidencing a change in legal or beneficial ownership of the Escrow Shares, or of any interest in the Escrow Shares, subject to the terms of this Agreement.

11.2 Pledge, Mortgage or Charge as Collateral for a Loan. The Consultant will not pledge, mortgage or charge the Shares to a financial institution as collateral for a loan.

11.3 Dividends and Distributions on Shares. The Consultant and the Company acknowledge and agrees that:

(i)	all dividends or distributions arising from or attaching to the Escrow Shares; and

(ii)

any share representing stock dividends or distributions in respect of the Escrow Shares or resulting from a split, revision or reclassification of the Escrow Shares, or received in exchange for the Escrow Shares as a result of an amalgamation or merger;

shall be pledged or deposited with the Escrow Agent hereunder and shall be paid or released only in accordance with the provisions of above Article 3.

4.4 Voting Rights. The Consultant and the Company acknowledge and agree that the Consultant shall have the sole exclusive right as registered holder of the Escrow Shares to exercise all voting rights attached to the Escrow Shares for and until such time as the Escrow Shares are returned to the Company pursuant to above section 3.1 (b) or 3.1 (c), as applicable.

ARTICLE 12

ESCROW AGENT

12.1 Escrow Agent Not a Trustee. The Escrow Agent accepts the Escrow Documents and the duties and responsibilities under this Agreement solely as a custodian, bailee and agent. No trust is intended to be, or is or will be, created hereby and the Escrow Agent shall owe no duties hereunder as a trustee.

12.2 Notice in Satisfactory Form. The Escrow Agent will not be required to take notice of any default or to take any action with respect to such default involving any expense or liability, unless notice in writing of such default is formally given to a partner of the Escrow Agent and unless it is indemnified, in a manner satisfactory to it, against such expense or liability.

12.3 Validity of Documents. The Escrow Agent acts hereunder as a depositary only and is not responsible or liable in any manner whatever for the sufficiency, correctness, genuineness or validity of any instrument deposited with it, or for the form or execution of such instrument, or for the identity or authority or right of any person or party executing it.

12.4 Escrow Agent Not Liable. The Escrow Agent will not be liable for any error of judgment, or for any act done or omitted by it in good faith, or for any mistake of fact or law, or for anything which it may do or omit from doing in connection herewith, except its own fraud or gross negligence. The Escrow Agent will have no responsibility for seeking, obtaining, compiling, preparing or determining the accuracy of any information or document, including the representative capacity in which a party purports to act, that the Escrow Agent receives as a condition to a release from escrow or a transfer of escrow securities within escrow under this Agreement. Under no circumstances will the Escrow Agent be liable for any special, indirect, incidental, consequential, exemplary, aggravated or punitive losses or damages hereunder, including any loss of profits, whether foreseeable or unforeseeable.

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12.5 Default of Agent. The Escrow Agent will not be answerable for the default or misconduct of any agent or legal counsel employed or appointed, at its discretion, by it if such agent or legal counsel will have been selected with reasonable care.

12.6 Remuneration of Escrow Agent. Forthwith upon receipt of an invoice therefor, the Company agrees to pay the Escrow Agent’s accounts for time, disbursements and applicable taxes relating to the performance by the Escrow Agent of its duties or rights hereunder or other work incidental to or contemplated pursuant to the terms of this Agreement. Any amount due under this section and unpaid 30 days after request for such payment, will bear interest from the expiration of such period at a rate per annum equal to the then current rate charged by the Escrow Agent, payable on demand. Notwithstanding anything to the contrary herein, the Company and the Consultant shall be jointly and severally liable to the Escrow Agent for unpaid accounts (including interest thereon) incurred in respect of this Agreement and which are unpaid 45 days after request for such payment.

12.7 Duty of Care. The Escrow Agent will have no responsibility in respect of the loss of the Escrow Documents, except to exercise such care in the safekeeping thereof as it would exercise if the Escrow Documents were property of the Escrow Agent. The Escrow Agent will not be liable for any error of judgement, any act done or omitted by it in good faith, or for anything which it may, in good faith, do or refrain from doing in connection herewith or for any mistake of fact or law. The Escrow Agent will have no duties or responsibilities except as expressly provided in this Agreement and will have no duty or responsibility under any regulatory authorities’ policies or arising under any other agreement, including any agreement referred to in this Agreement, to which the Escrow Agent is not a party. The Escrow Agent will have the right not to act and will not be liable for refusing to act unless it has received clear and reasonable documentation that complies with the terms of this Agreement. Such documentation must not require the exercise of any discretion or independent judgment.

12.8 Dispute. In the event of any disagreement between any of the parties to this Agreement, or between them or either of them and any other person, resulting in demands or adverse claims being made in connection with or for any asset involved herein or affected hereby, the Escrow Agent will be entitled, at its discretion, to refuse to comply with any demands or claims on it, as long as such disagreement may continue and in so refusing the Escrow Agent may make no delivery or other disposition of any asset involved herein or affected hereby, and in so doing the Escrow Agent will not be or become liable in any way or to any person or party for its failure or refusal to comply with such conflicting demands or adverse claims, and it will be entitled to continue so to refrain from acting and so to refuse to act until the right of such person or party will have been finally adjudicated in a court assuming and having jurisdiction on the asset involved herein or affected hereby, or all differences shall have been adjusted by agreement and the Escrow Agent will have been notified thereof in writing signed by all persons and parties interested.

12.9 Escrow Agent Not Responsible After Release. The Escrow Agent will have no responsibility for Escrow Documents that it has released to the Consultant or returned to the Company pursuant to this Agreement.

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12.10 Retention of Legal Counsel and Advisors. The Escrow Agent may consult with or retain such legal counsel and advisors as it may reasonably require for the purpose of discharging its duties or determining its rights under this Agreement and may rely and act upon the advice of such counsel or advisor. The Escrow Agent will give written notice to the Consultant and to the Company as soon as practicable that it has retained legal counsel or other advisors. Each the Consultant and the Company will pay or reimburse (one half (1/2) to each) the Escrow Agent for any reasonable fees, expenses and disbursements of such counsel or advisors.

12.11 Counsel for the Company. The parties acknowledge that the Escrow Agent is a law firm that is retained by the Company to provide legal services to the Company and the Escrow Agent may again be retained from time to time by the Company during the term of this Agreement and before any assignment of the Escrow Agent’s rights and obligations hereunder to a substitute escrow agent. The Escrow Agent will be deemed not to be in conflict by virtue of its holding the Escrow Documents or the provision of services hereunder.

12.12 Indemnification of Escrow Agent. The Company and the Consultant hereby jointly and severally agree to indemnify and hold harmless the Escrow Agent, and its current and former partners, associates, officers, employees and agents from and against any and all claims, demands, losses, penalties, costs, expenses, fees and liabilities, including, without limitation, legal fees and expenses, directly or indirectly arising out of, in connection with, or in respect of, this Agreement, except where same result directly and principally from gross negligence, willful misconduct or bad faith on the part of the Escrow Agent. This indemnity survives the release of the Escrow Documents, the resignation or termination of the Escrow Agent and the termination of this Agreement.

ARTICLE 13

RESIGNATION OF ESCROW AGENT

13.1 Notice of Resignation. If the Escrow Agent wishes to resign as escrow agent hereunder, the Escrow Agent will give notice to the Company and to the Consultant.

13.2 Resignation Date. The resignation of the Escrow Agent will be effective on the date (the “Resignation Date”) that is 15 days after the date of receipt of the notice referred to in subsection 6.1 or on such other date as the parties hereto may agree upon.

13.3 New Escrow Agent. The Consultant and the Company shall, before the Resignation Date, appoint another law firm or licensed trust company located in British Columbia to act as escrow agent. The Escrow Agent will cease to be bound by this Agreement on the Resignation Date, whether or not the Company and the Consultant have appointed a successor escrow agent prior to the Resignation Date.

13.4 Failure to Appoint Successor Escrow Agent. If the Consultant and the Company have not appointed a successor escrow agent prior to the Resignation Date, the Escrow Agent may apply, at the expense of the Consultant and the Company (one half (1/2) to each) to a court of competent jurisdiction for the appointment of a successor escrow agent.

13.5 Successor Escrow Agent. On any new appointment under this section, the successor escrow agent will be vested with the same powers, rights, duties and obligations as if it had been originally named herein as Escrow Agent, without any further assurance, conveyance, act or deed. The predecessor escrow agent, upon receipt of payment for any outstanding account for its services and expenses then unpaid, will transfer, deliver and pay over to the successor escrow agent, who will be entitled to receive, all securities, records or other property on deposit with the predecessor Escrow Agent in relation to this Agreement and the predecessor Escrow Agent will thereupon be discharged as escrow agent.

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ARTICLE 14

GENERAL

14.1 Except as herein otherwise provided, no subsequent alteration, amendment, change, or addition to this Agreement will be binding upon the parties hereto unless reduced to writing and signed by the parties.

14.2 This Agreement will enure to the benefit of and be binding upon the parties and their respective heirs, executors, administrators and successors.

14.3 The parties will execute and deliver all such further documents, do or cause to be done all such further acts and things, and give all such further assurances as may be necessary to give full effect to the provisions and intent of this Agreement.

14.4 The Company will, at the Consultant’s request, provide all necessary documents to the Escrow Agent necessary to carry out the intent of this Agreement. If the Consultant or the Company is comprised of more than one person, then tender on any one of those persons will be sufficient.

14.5 If any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity legality and enforceability of such provision or provisions will not in any way be affected or impaired thereby in any other jurisdiction and the validity, legality, and enforceability of the remaining provisions will not in any way be affected or impaired thereby in any other jurisdiction.

14.6 This Agreement will be governed by and construed in accordance with the laws of British Columbia.

14.7 Any notice required or permitted to be given under this Agreement will be in writing and may be given by delivering, sending by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy, or sending by prepaid registered mail. Any notice delivered or sent by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy on a business day will be deemed conclusively to have been effectively given on the day the notice was delivered, or the electronic communication was successfully transmitted, as the case may be. Any notice sent by prepaid registered mail will be deemed conclusively to have been effectively given on the third business day after posting; but if at the time of posting or between the time of posting and the third business day thereafter there is a strike, lockout, or other labour disturbance affecting postal service, then the notice will not be effectively given until actually delivered.

14.8 Time is of the essence of this Agreement.

14.9 It is understood and agreed by the parties to this Agreement that the only duties and obligations of the Escrow Agent are those specifically stated herein and no other.

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IN WITNESS WHEREOF the parties have caused this Agreement to be executed under seal and delivered this 19th day of March, 2015.

Per:	/s/ Giora Davidai
Giora Davidai

NEUROKINE PHARMACEUTICALS INC.

Per:	/s/ BJ Bormann
Authorized Signatory

W.L. MACDONALD LAW CORPORATION

Per:	/s/ W.L. MACDONALD LAW CORPORATION
Authorized Signatory

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SCHEDULE 1

POWER OF ATTORNEY TO CANCEL BONDS OR SHARES

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